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                                                                  EXHIBIT 10.22

                          SYSTEMS INTEGRATOR AGREEMENT



     THIS SYSTEMS INTEGRATOR AGREEMENT (this "Agreement") entered into as of March 6, 2000, is between Complete Business Solutions, Inc. a Michigan corporation ("Systems Integrator"), having its principal offices at 32605 West Twelve Mile Road, Farmington Hills, MI 48334 and Netgateway, a Nevada corporation ("Netgateway"), having its principal offices at 300 Oceangate, 5th Floor, Long Beach, CA 90802.


                                    RECITALS


     WHEREAS, Netgateway owns and has the right to grant access to the Netgateway Internet Commerce Center-TM- (the "Netgateway ICC");

     WHEREAS, Systems Integrator desires to resell access to the Netgateway ICC to end-user Subscribers (as defined below) and to provide all implementation and integration services necessary for such Subscribers to access and use the Netgateway ICC.

     WHEREAS, Netgateway and Systems Integrator now wish to enter into this Agreement, pursuant to which Netgateway shall provide access to and hosting of the Netgateway ICC, and Systems Integrator will resell and provide implementation and integration services in respect of the Netgateway ICC to end-user Subscribers;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, Netgateway and Systems Integrator hereby agree as follows:


1.   APPOINTMENT AS RESELLER OF NETGATEWAY ICC

     1.1 APPOINTMENT. Subject to the provisions of this Agreement, Netgateway hereby appoints Systems Integrator as a non-exclusive reseller and distributor to resell access to the Netgateway ICC to Subscribers and to provide any and all implementation and integration services (the "eCommerce Services") necessary for such Subscribers to access and use the Netgateway ICC. Systems Integrator accepts such appointment and responsibility on the terms and conditions set forth herein.

     1.2  GRANTS. Subject to the other provisions of this Agreement:

          (a) SERVICES RIGHTS. Netgateway hereby grants to Systems Integrator the right to use the Netgateway ICC, including all software, systems and other technology comprising the Netgateway ICC, solely in connection with the provision of the eCommerce Services to Subscribers. Except as may otherwise be provided in any Electronic Commerce Services Agreement between and among Netgateway, Systems Integrator and a particular Subscriber, Netgateway shall be responsible solely for providing access to the Netgateway ICC and hosting Subscriber's Netgateway ICC website.

          (b) ACCESS PROCEDURES. Netgateway shall, in its sole discretion, establish procedures (the "Access Procedures") for access to and use of the Netgateway ICC by Systems Integrator on behalf of Subscribers, which Access Procedures shall be binding upon Systems Integrator. A copy of the Access Procedures is annexed hereto as Exhibit B. Failure to comply with the Access Procedures shall constitute a breach of this Agreement.


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          (c) INTELLECTUAL PROPERTY RIGHTS. Any intellectual property rights developed by Systems Integrator provider in connection with the grants under this Agreement and the provision of the eCommerce Services (the "Intellectual Property Rights") shall be owned by Netgateway, and Systems Integrator irrevocably assigns to Netgateway all right, title and interest worldwide in and to such Intellectual Property Rights. If Systems Integrator has any rights to such Intellectual Property Rights that cannot be assigned to Netgateway, Systems Integrator unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Netgateway with respect to such rights, and agrees, at Netgateway's request and expense, to consent to and join in any action to enforce such rights. If Systems Integrator has any rights to such Intellectual Property Rights that cannot be assigned to Netgateway or waived by Systems Integrator, Systems Integrator unconditionally and irrevocably grants to Netgateway during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicense, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, such rights.

          (d) USE OF TRADEMARKS. Subject to the provision of this Section 1.2(d), each of Netgateway and Systems Integrator grants to the other a non-exclusive, limited license to use its name, trademarks and logos (collectively, the "Trademarks" and singularly the "Netgateway Trademarks" and the "Systems Integrator Trademarks") solely in advertising and printed promotional materials for the Netgateway ICC and the eCommerce Services. Each party acknowledges that use of the other parties' Trademarks will not create in it, nor will it represent it has any right, title or interest in or to the other parties' Trademarks. Each party acknowledges the other parties' exclusive ownership of its own Trademarks and agrees not to do anything to impair or dilute the other party's rights in its own Trademarks. Each party agrees to display prominently the acknowledgment of the other party's trademark ownership of any Trademark the first time it is used in any advertising or promotional materials. Systems Integrator agrees to include the Netgateway Trademarks on all copies, advertisements, brochures, manuals and other appropriate uses made in the promotion, license or use of the Netgateway ICC or the eCommerce Services. Each party agrees that the nature and quality of any products or services it supplies in connection with the Trademarks shall conform to the standards set by the owner of the Trademark. Each party agrees to cooperate with the other party in facilitating the monitoring and control of the nature and quality of such products and services.

     1.3 MARKETING AND ACCESS. Systems Integrator shall promote, market and distribute access to the Netgateway ICC, such access and the eCommerce Services only to be provided to subscribers ("Subscribers") who enter into an Electronic Commerce Services Agreement in the form attached hereto as Exhibit A. The parties acknowledge that there may be certain potential conflicts between the parties concerning potential Subscribers and who has the right to distribute access to the Netgateway ICC to such Subscribers. The parties will negotiate in good faith to resolve any such conflicts.

     1.4 NETGATEWAY ICC ACCESS AND USE. Subject to the terms and conditions of this Agreement and any Electronic Commerce Services Agreement entered into among Netgateway, Systems Integrator and any Subscriber, Netgateway will provide to Systems Integrator and Subscribers access to and use of the Netgateway ICC.

     1.5 AVAILABILITY. The Netgateway ICC will be available to Systems Integrator and Subscribers twenty-four (24) hours a day, seven (7) days a week. Netgateway reserves the right upon reasonable notice to limit or curtail holiday or weekend availability when necessary for system upgrades, adjustments, maintenance or other operational considerations.

     1.6 ENHANCEMENTS. General enhancements to the Netgateway ICC, as well as new features that Netgateway incorporates into its standard electronic commerce processing system, regardless of whether they are initiated by Netgateway or developed by or at the request of Systems Integrator or any Subscriber, shall be made available to Subscribers at no additional cost. All enhancements to the Netgateway ICC, whether or not made by or at the request or suggestion of Systems Integrator or any Subscriber, and any new features or services introduced by Netgateway, shall remain the exclusive proprietary property of Netgateway.


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     1.7  SERVICES AND TRAINING. Systems Integrator shall have the sole responsibility for providing the eCommerce Services to Subscribers and, except for providing the training described in the next sentence, Netgateway shall have no responsibility with respect to providing the eCommerce Services. Netgateway shall provide to Systems Integrator's personnel such onsite training and other assistance as Netgateway deems necessary to assure that Systems Integrator's personnel are able to provide access and use of the Netgateway ICC by the Subscribers. On-site training shall take place at such times and places as are mutually agreeable to the parties hereto.

     1.8  SUBSCRIBER DATA.

          (a) CONFIDENTIALITY. Each party acknowledges that all records, data, files and other input material relating to Subscriber are confidential and shall take reasonable steps to protect the confidentiality of such records, data, files and other materials. Each party will provide reasonable security safeguards to limit access to Subscriber's files and records to Subscriber and other authorized parties.

          (b) PROTECTION OF SUBSCRIBER FILES. Each party will take reasonable steps to protect against the loss or alteration of Subscribers' files, records and data retained by such party. Each party will maintain backup file(s) containing all the data, files and records related to Subscribers. Subscribers' file(s), records and data shall, at no cost to Subscribers, be released to Subscribers on an occurrence that renders either party unable to perform hereunder, or upon the termination of this Agreement as provided herein. However, upon any termination, Netgateway may, but is not obligated to, delete archived data.


2.   FEES AND BILLING.

     2.1 ACCESS DEVELOPMENT FEES. Systems Integrator shall pay Netgateway an "Access Development Fee" of [REDACTED] for each Subscriber that enters into an Electronic Commerce Services Agreement. All Access Development Fees shall be due and payable by Systems Integrator to Netgateway upon the execution of a particular Electronic Commerce Services Agreement. Notwithstanding the foregoing, Systems Integrator shall pay to Netgateway [REDACTED], which shall entitle Systems Integrator to have all Access Development Fees waived with respect to the first two Subscribers that enter into Electronic Commerce Service Agreements with Systems Integrator and Netgateway, and which shall be payable on the earlier of: (a) the date on which Systems Integrator enters into a binding agreement with a Subscriber or (b) June 30, 2000.

     2.2 SUBSCRIBER DEVELOPMENT FEES. Systems Integrator shall be entitled to all development fees ("Subscriber Development Fees") received by Systems Integrator from Subscribers pursuant to any Electronic Commerce Services Agreements, except as otherwise agreed by Netgateway and Systems Integrator.

     2.3 TRANSACTION FEES. Netgateway and Systems Integrator agree to share all fees generated by a Subscriber's use of the Netgateway ICC (excluding the Subscriber Development Fees) (the "Transaction Fees"), as set forth in the last sentence hereof. Such Transaction Fees shall be paid initially by Subscribers to Netgateway and shall include any hosting, per transaction, click-through, affiliate and advertising fees paid by Subscribers pursuant to any Electronic Commerce Services Agreement. Systems Integrator shall be entitled to [REDACTED] of all Transaction Fees and Netgateway shall be entitled to [REDACTED] of all Transaction Fees. Should Systems Integrator choose to increase the Access Development Fee it pays Netgateway under paragraph 2.1 for a particular Subscriber to [REDACTED] (prior to entering into any Electronic Commerce Services Agreement), then Systems Integrator shall be entitled to [REDACTED] of all Transaction Fees and Netgateway shall be entitled to [REDACTED] of all Transaction Fees with respect to that Subscriber. Should Systems Integrator choose to increase the Access Development Fee it pays Netgateway under paragraph
2.1 for a particular Subscriber to [REDACTED] (prior to entering into any Electronic Commerce Services Agreement), then Systems Integrator shall thereafter be entitled to [REDACTED] of all Transaction Fees and Netgateway shall be entitled to [REDACTED] of all Transaction Fees with respect to that Subscriber. All amounts due to Systems Integrator under this paragraph 2.3 shall be payable within thirty days of Netgateway's receipt of such funds.


                                  Page 3 of 16
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     2.4  CHANGES TO FEES AND CHARGES. Netgateway and Systems Integrator shall each be entitled to modify the Transaction Fees and to institute new charges to Subscribers, upon thirty (30) days prior notice to the other party to this Agreement and to the affected Subscriber(s).

     2.5 LATE PAYMENTS. Late payments hereunder will accrue interest at a rate of one and half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower.

     2.6 TAXES, UTILITIES AND EXCLUSIONS. All fees and charges shall be exclusive of any federal, state or local sales, use, excise, AD VALOREM or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the provision of the eCommerce Services hereunder. Any such taxes which may be applicable shall be paid by Systems Integrator or Subscriber, as applicable. Taxes chargeable against the income or gross receipts of the parties hereto or assessed in connection with the parties' employees (i.e., FICA, withholdings taxes and other related payroll taxes) shall be payable solely by the party against which such amounts are assessed.

     2.7 BANDWIDTH. Netgateway shall provide burstible at 1 megabit per second capacity bandwith for Subscribers' websites at no additional charge. Should Subscribers need additional bandwidth, Netgateway will provide or make arrangements to provide such additional bandwidth and invoice Subscribers for such excess bandwidth and/or use beyond a 1 megabit per second burstible line. Netgateway will provide traffic reports to Subscribers with respect to burstible capacity. Netgateway shall not be responsible for providing connectivity to Subscribers' offices.


3.   SYSTEMS INTEGRATOR'S OBLIGATIONS.

     3.1 COMPLIANCE WITH LAW AND RULES AND REGULATIONS. Systems Integrator agrees that Systems Integrator will comply at all times with all applicable laws and regulations (including but not limited to policies and laws related to spamming, privacy (including any European privacy laws), obscenity or defamation) and Netgateway's general rules and regulations relating to its provision of eCommerce Services, currently included herein as Section 10, which may be updated and provided by Netgateway to Systems Integrator from time to time ("Rules and Regulations"). Systems Integrator acknowledges that Netgateway exercises no control whatsoever over the content contained in or passing through the Subscriber's web sites or malls, and that it is the sole responsibility of Subscribers to ensure that the information they transmit and receive complies with all applicable laws and regulations.

     3.2 INTEGRATION; ACCESS AND SECURITY. Systems Integrator is obligated to perform all implementation, development and integration work with respect to its Subscribers and to provide any necessary ongoing maintenance or development work in respect of Subscriber's website(s) for the term of any applicable Electronic Commerce Services Agreement. Systems Integrator shall be fully responsible for any charges, costs, expenses (other than those included in the eCommerce Services), and third party claims that may result from its use of, or access to, the Netgateway ICC, including, but not limited to, any unauthorized use. Systems Integrator shall be responsible for obtaining and maintaining any equipment and ancillary services needed to connect to, access or otherwise use the Netgateway ICC, including, without limitation, modems, hardware, servers, software, operating systems, networking, web servers, long distance and local telephone services (collectively, "Equipment"). Systems Integrator shall be responsible for ensuring that such Equipment is compatible with the Netgateway ICC (and, to the extent applicable, the Software) and complies with all configurations and specifications set forth in Netgateway's published policies then in effect. Systems Integrator shall also be responsible for maintaining the security of the Equipment, Subscribers' accounts, passwords (including, but not limited to, administrative and user passwords) and files, and for all uses of Systems Integrator or Subscriber accounts or the Equipment.

     3.3 NO COMPETITIVE SERVICES. Systems Integrator may not at any time permit the Netgateway ICC to be used for the provision of any services that compete with any services provided by Netgateway, without Netgateway's prior written consent.


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     3.4  INSURANCE.

          (a) MINIMUM LEVELS. Systems Integrator will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $5 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Systems Integrator also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Systems Integrator's industries.

          (b) CERTIFICATES OF INSURANCE. Prior to the date hereof, Systems Integrator will furnish Netgateway with certificates of insurance which evidence the minimum levels of insurance set forth above, and will notify Netgateway in writing in the event that any such insurance policies are cancelled.

          (c) NAMING NETGATEWAY AS AN ADDITIONAL INSURED. Systems Integrator agrees that prior to the date hereof, Systems Integrator will cause its insurance provider(s) to name Netgateway as an additional insured and notify Netgateway in writing of the effective date thereof.

4.   CONFIDENTIAL INFORMATION.

     4.1 CONFIDENTIAL INFORMATION. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including, without limitation, the Netgateway ICC and the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary source, software and related components and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

     4.2 EXCEPTIONS. Information will not be deemed Confidential Information hereunder if the receiving party can prove such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; or (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party.

5.   REPRESENTATIONS AND WARRANTIES.

     5.1  WARRANTIES BY SYSTEMS INTEGRATOR

          (a) SYSTEMS INTEGRATOR. Systems Integrator represents and warrants that:

              (i) Systems Integrator's services, products, materials and information provided to a Subscriber in connection with this Agreement as well as Subscriber's use of the Netgateway ICC (collectively, "Systems Integrator's Business") do not as of the date hereof, and will not during the term of this Agreement, violate any applicable law or regulation.

              (ii) Systems Integrator owns or has the right to use all material used in the connection with the provision of the eCommerce Services; and

              (iii) the eCommerce Services will not (A) infringe or misappropriate any copyright, patent, trademark, trade secret, or any other proprietary rights of a third party; or (B) constitute false advertising, unfair competition, defamation, an invasion of privacy or violate any right of publicity.


                                  Page 5 of 16
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          (b) RULES AND REGULATIONS. Systems Integrator has read the Rules and
Regulations (Section 10 below) and represents and warrants that Systems Integrator and Systems Integrator's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

          (c) BREACH OF WARRANTIES. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Netgateway will have the right immediately in Netgateway's reasonable discretion, to suspend any further access or use of the Netgateway ICC if deemed reasonably necessary by Netgateway to prevent any harm to Netgateway or its business.

     5.2  WARRANTIES AND DISCLAIMERS BY NETGATEWAY.

          (a) NO OTHER WARRANTY. THE NETGATEWAY ICC IS PROVIDED ON AN "AS IS" BASIS, AND SYSTEMS INTEGRATOR'S USE OF THE NETGATEWAY ICC IS AT ITS OWN RISK. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, NETGATEWAY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. NETGATEWAY DOES NOT WARRANT THAT THE NETGATEWAY ICC WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE.

          (b) DISCLAIMER OF ACTIONS CAUSED BY AND/OR UNDER THE CONTROL OF THIRD PARTIES. NETGATEWAY DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM THE NETGATEWAY ICC AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH A SUBSCRIBERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH NETGATEWAY WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, NETGATEWAY CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, NETGATEWAY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.


6.   LIMITATIONS OF LIABILITY.

     6.1 EXCLUSIONS. EXCEPT FOR ANY BREACH OF SECTIONS 4, 7 OR 10, IN NO EVENT WILL EITHER PARTY BE LIABLE TO ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR OTHERWISE, NOR FOR ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA OR INTERRUPTION OR LOSS OF USE OF SERVICE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

     6.2 LIMITATIONS. NEITHER PARTY, NOR ITS AFFILIATES, EMPLOYEES, OFFICERS AND AGENTS SHALL BE LIABLE TO ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OR SYSTEMS FAILURES, OR OTHER CAUSES OVER WHICH SUCH PARTY OR ITS AFFILIATES, EMPLOYEES, OFFICERS, OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAVE NO REASONABLE CONTROL, OR FOR LOSS OR DAMAGE, DIRECT OR INDIRECT, RESULTING FROM INACCURACIES, ERRONEOUS STATEMENTS, ERRORS OF FACTS, OMISSIONS, OR ERRORS IN THE TRANSMISSION OR DELIVERY OF NETGATEWAY ICC OR THE eCOMMERCE SERVICES, OR ANY DATA PROVIDED AS A PART OF THE NETGATEWAY ICC OR THE eCOMMERCE SERVICES PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFULL MISCONDUCT OF NETGATEWAY OR SYSTEMS INTEGRATOR, AS THE CASE MAY BE. EXCEPT FOR ANY BREACH OF SECTIONS 4, 7 OR 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES WHICH OTHER PARTIES OR SUCH THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT OR UTILIZING THE NETGATEWAY ICC OR THE eCOMMERCE SERVICES,


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REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES OR WHETHER SUCH DAMAGES ARE CAUSED, IN WHOLE OR IN PART, BY THE NEGLIGENCE OF SUCH PARTY.

     6.3 MAXIMUM LIABILITY. EXCEPT FOR ANY BREACH OF SECTIONS 4, 7 OR 10, EACH PARTY'S MAXIMUM AGGREGATE LIABILITY TO THE OTHER PARTY RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT OF FEES RECEIVED BY EACH PARTY HEREUNDER.

     6.4 TIME FOR MAKING CLAIMS. ANY SUIT OR ACTION BY SYSTEMS INTEGRATOR AGAINST NETGATEWAY OR, ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS EMPLOYEES, SUCCESSORS OR ASSIGNS, BASED UPON ANY ACT OR OMISSION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR SERVICES PERFORMED HEREUNDER, OR ANY ALLEGED BREACH THEREOF, SHALL BE COMMENCED WITHIN TWO (2) YEARS OF THE FIRST OCCURRENCE GIVING RISE TO SUCH CLAIM OR BE FOREVER BARRED. THIS PROVISION DOES NOT MODIFY OR OTHERWISE AFFECT THE LIMITATION OF LIABILITY SET FORTH IN SECTION 6 OR ELSEWHERE IN THIS AGREEMENT.

     6.5 SYSTEMS INTEGRATOR'S INSURANCE. SYSTEMS INTEGRATOR AGREES THAT IT WILL NOT PURSUE ANY CLAIMS AGAINST NETGATEWAY FOR ANY LIABILITY NETGATEWAY MAY HAVE UNDER OR RELATING TO THIS AGREEMENT UNTIL SYSTEMS INTEGRATOR FIRST MAKES CLAIMS AGAINST SYSTEMS INTEGRATOR'S INSURANCE PROVIDER(S) AND SUCH INSURANCE PROVIDER(S) FINALLY RESOLVE(S) SUCH CLAIMS.

     6.6 BASIS OF THE BARGAIN; FAILURE OF ESSENTIAL PURPOSE. EACH PARTY ACKNOWLEDGES THAT THE OTHER HAS SET ITS PRICES AND ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE LIMITATIONS OF LIABILITY AND THE DISCLAIMERS OF WARRANTIES AND DAMAGES SET FORTH HEREIN, AND THAT THE SAME FORM AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES. THE PARTIES AGREE THAT THE LIMITATIONS AND EXCLUSIONS OF LIABILITY AND DISCLAIMERS SPECIFIED IN THIS AGREEMENT WILL SURVIVE AND APPLY EVEN IF FOUND TO HAVE FAILED OF THEIR ESSENTIAL PURPOSE.

7.   INDEMNIFICATION.

     7.1 NETGATEWAY'S INDEMNIFICATION OF SYSTEMS INTEGRATOR. Netgateway will indemnify, defend and hold Systems Integrator harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "Losses") resulting from any claim, suit, action, or proceeding (each, an "Action") brought against Systems Integrator alleging the infringement of any third party registered U.S. copyright, trademark or patent issued as of the date hereof resulting from the provision of access and use of the Netgateway ICC pursuant to this Agreement (but excluding any infringement contributorily caused by Systems Integrator's Business).

     7.2 SYSTEMS INTEGRATOR'S INDEMNIFICATION OF NETGATEWAY. Systems Integrator will indemnify, defend and hold Netgateway, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of
(a) Systems Integrator's breach of any provision of this Agreement or (b) any Action brought against Netgateway, its directors, employees, affiliates or Subscribers alleging with respect to Systems Integrator's Business or the provision of the eCommerce Services: (i) infringement or misappropriation of any intellectual property rights; (ii) defamation, libel, slander, obscenity, pornography, or violation of the rights of privacy or publicity; (iii) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; (iv) any violation of any other applicable law or regulation; or (v) any claims, warranties or representations made by Systems Integrator or Systems Integrator's employees or agents that differ from the warranty provided by Netgateway in the Electronic Commerce Services Agreements.

     7.3 NOTICE. Each party will provide the other party, prompt written notice of the existence of any indemnifiable event under paragraph 7 of which it becomes aware, and an opportunity to participate in the defense thereof.

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8.   DISPUTE RESOLUTION.

     8.1 PROCEDURES. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this paragraph 8 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this paragraph, a "dispute" is a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, other than as provided in paragraph 8.5 below, may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

          (a) The complaining party's representative will notify the other party's representative in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

          (b) In the event that such matter remains unresolved thirty (30) days after the delivery of the complainant party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

          (c) In the event that the meeting or conference specified in
(b) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

          (d) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with paragraph 8.2 below.

     8.2 BINDING ARBITRATION. Except as provided in paragraph 8.5 below, any dispute arising under this Agreement shall, after utilizing the procedures in paragraph 8.1, be resolved by final and binding arbitration in Los Angeles, California, before a single arbitrator selected by, and in accordance with the rules of commercial arbitration of, the American Arbitration Association or as otherwise provided in paragraph 11.6. Each party shall bear its own costs in the arbitration, including attorneys' fees, and each party shall bear one-half of the cost of the arbitrator.

     8.3 ARBITRATOR'S AUTHORITY. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement.

     8.4 ENFORCEMENT OF ARBITRATOR'S AWARD. Any party may apply to a court of general jurisdiction to enforce a arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including responsible attorneys' fees.

     8.5  ACCESS TO COURTS. Notwithstanding the provisions of paragraphs 8.1 and
8.2 above, any action by Netgateway to enforce its rights under paragraph 10.3 of this Agreement or to enjoin any infringement of the same by Systems Integrator may, at Netgateway's election, be commenced in the state or federal courts of Los Angeles, California, and Systems Integrator consents to personal jurisdiction and venue in such courts for such actions.


9.   TERM AND TERMINATION.

     9.1 TERM. This Agreement will be effective on the date first above written and will terminate three (3) years ("Initial Term") from the date hereof, unless earlier terminated according to the provisions of paragraph

9.2. This Agreement will automatically renew for one additional term of three
(3) years unless a party hereto elects not to so renew and notifies the other party in writing of such election by a date, which is six (6) months prior to the lapse of the Initial Term.

     9.2 TERMINATION. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from the other party; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, and such petition or proceeding is not dismissed within sixty (60) days of filing.

     9.3 NO LIABILITY FOR TERMINATION. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

     9.4 EFFECT OF TERMINATION. Except as set forth in paragraph 9.5, upon the effective date of the expiration or termination of this Agreement: (a) Netgateway will immediately cease providing Systems Integrator with access to the Netgateway ICC; (b) Systems Integrator shall immediately cease providing eCommerce Services to its Subscribers hereunder; (c) any and all payment obligations of Systems Integrator or Netgateway under this Agreement will become due and payable immediately; and (d) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information, except as required to comply with any applicable legal or accounting record keeping requirement.

     9.5 TRANSITION SERVICES. In the event of any non-renewal of this Agreement or any termination of this Agreement for any reason, the following provisions ("Transition Services") shall apply:

          (a) Upon Netgateway's request, Systems Integrator shall continue to perform its obligations hereunder with respect to the provision of eCommerce Services for each Subscriber for the duration of the term of the then-current Electronic Commerce Services Agreement for such Subscriber, in accordance with the terms of such Agreement; PROVIDED, HOWEVER, that, as required under this Agreement, Netgateway shall continue to pay Systems Integrator for the provision of any such Services associated with each Subscriber for the duration of the term of the then-current applicable Electronic Commerce Services Agreement and the grants made by Netgateway pursuant to paragraph 1.2 hereunder survive during such period to the extent necessary to provide such Transition Services;

          (b) Systems Integrator shall cooperate fully with Netgateway in effecting the orderly transfer of the eCommerce Services and related materials to one or more third parties as directed by Netgateway, and Netgateway shall pay Systems Integrator any reasonable fees or expenses incurred by it in connection with such cooperation; and

          (c) Upon Netgateway's request, Systems Integrator shall return to Netgateway, or deliver to one or more third parties, as directed by Netgateway, all copies of any documentation, Confidential Information, and all other materials and items belonging to Netgateway or its suppliers.

     9.6 SURVIVAL. The following provisions will survive any expiration or termination of the Agreement: paragraphs 3, 4, 5, 6, 7, 8, 9, 10 and 11.

10.  USE OF eCOMMERCE SERVICES - RULES AND REGULATIONS.

     10.1 PROPRIETARY SYSTEMS. Systems Integrator acknowledges that all of the software systems and components utilized by Netgateway in the Netgateway ICC, including all enhancements thereto and the Intellectual Property Rights (as defined in Section 1.2(c)), and all screens and formats used in connection therewith are and shall be the exclusive proprietary property of Netgateway, and Systems Integrator shall not publish, disclose, display, provide access to or otherwise make available any Netgateway software or products thereof, or any screens, formats, reports or printouts used, provided, produced or supplied from or in connection therewith, to any person or entity other than an employee of Systems Integrator without the prior written consent of, and on terms acceptable to Netgateway, which consent shall not be unreasonably withheld; PROVIDED, HOWEVER, that Systems Integrator may disclose to a governmental or regulatory agency or to customers of Systems Integrator any information expressly prepared and acknowledge in writing by Netgateway as having been prepared for disclosure to such governmental or regulatory agency or to such customers. Except as provided in Sections 1.2(d) and 11.3, neither party shall disclose Systems Integrator's provision of eCommerce Services in any advertising or promotional materials without the prior written consent to such use, and approval of such materials, by the other. In addition, this is a contract for access to the Netgateway ICC and the software comprising the Netgateway ICC will be installed, accessed and maintained only by or for Netgateway and no license is granted to Systems Integrator with respect thereto. Systems Integrator will not, directly or indirectly, reverse engineer, decompile, disassemble or otherwise attempt to discover the source code, object code or underlying structure, ideas or algorithms of the Netgateway ICC or any software, documentation or data related thereto ("Software"); modify, translate, or create derivative works based on the Netgateway ICC or any Software; or copy, rent, lease, distribute, pledge, assign, or otherwise transfer or encumber rights to the Netgateway ICC or any Software; or, except as contemplated herein, use the Netgateway ICC or any Software for timesharing or service bureau purposes or otherwise for the benefit of a third party; or remove any proprietary notices or labels.

     10.2 USE OF SERVICES PERSONAL TO SYSTEMS INTEGRATOR. Systems Integrator agrees that it will use and provide access to the Netgateway ICC only in connection with the provision of eCommerce Services to its Subscribers, and it will not, without the express written permission of Netgateway, sell, lease or otherwise provide or make available the Netgateway ICC to any third party.

     10.3 SURVIVAL OF OBLIGATIONS. The obligations of this paragraph 10 shall survive termination of this Agreement. Systems Integrator understands that the unauthorized publication or disclosure of any of Netgateway' software or copies thereof, or the unauthorized use of the Netgateway ICC would cause irreparable harm to Netgateway for which there is no adequate remedy at law. Systems Integrator therefore agrees that in the event of such unauthorized disclosure or use, Netgateway may, at its discretion and at Systems Integrator's expense, terminate this Agreement, obtain immediate injunctive relief in a court of competent jurisdiction, or take such other steps as it deems necessary to protect its rights. If Netgateway, in its reasonable, good faith judgment, determines that there is a material risk of such unauthorized disclosure or use, it may demand immediate assurances, satisfactory to Netgateway, that there will be no such unauthorized disclosure or use. In the absence of such assurance, Netgateway may immediately terminate this Agreement and take such other steps as it deems necessary. The rights of Netgateway hereunder are in addition to any other remedies provided by law.

11.  MISCELLANEOUS PROVISIONS.

     11.1 FORCE MAJEURE. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

     11.2 NO LEASE. This Agreement is not intended to and will not constitute a lease of any real or personal property. Systems Integrator acknowledges and agrees that (i) it has been granted only the right to use the Netgateway ICC and any equipment provided by Netgateway in connection with the provision of the eCommerce Services in accordance with this Agreement, (ii) Systems Integrator has not been granted any real property interest in the Netgateway ICC, and (iii) Systems Integrator has no rights under this Agreement as a tenant or otherwise under any real property or landlord/tenant laws, regulations or ordinances.

     11.3 MARKETING. Systems Integrator agrees that Netgateway may refer to Systems Integrator by trade name and trademark, and may briefly describe Systems Integrator's Business in Netgateway's marketing materials and web site. Systems Integrator hereby grants Netgateway a license to use any Systems Integrator trade names and trademarks solely in connection with the rights granted to Netgateway pursuant to this paragraph 11.3.

     11.4 GOVERNMENT REGULATIONS. Systems Integrator will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Systems Integrator operates or does business.

     11.5 NON-SOLICITATION. During the period beginning on the date hereof and ending on the first anniversary of the termination or expiration of this Agreement in accordance with its terms, each party agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party during such period.

     11.6 GOVERNING LAW; SEVERABILITY; WAIVER. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (without regard to that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

     11.7 ASSIGNMENT; NOTICES. Systems Integrator may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Netgateway, except that Systems Integrator may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Netgateway may assign this Agreement in whole or part. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder may be delivered by hand, deposited with an overnight courier, sent by confirmed facsimile, or mailed by registered or certified mail, return receipt requested, postage prepaid, in each case to the address of the receiving party indicated on the signature page hereof, or at such other address as may hereafter be furnished in writing by either party hereto to the other. Such notice will be deemed to have been given as of the date it is delivered, mailed or sent, whichever is earlier.

     11.8 RELATIONSHIP OF PARTIES. Netgateway and Systems Integrator are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Netgateway and Systems Integrator. Neither Netgateway nor Systems Integrator will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

     11.9 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date and year first above written.



SYSTEMS INTEGRATOR

By: /s/ Karen Fast
  ----------------------------------------

    Name:     Karen Fast
              ----------------------------

    Its:      Executive Vice President
              ----------------------------

Address for Notices:

1600 N.W. Compton Drive
Suite 210
Beaverton, OR 97006


NETGATEWAY

By: /s/ Roy W. Camblin III
  ----------------------------------------

    Name:     Roy W. Camblin III
              ----------------------------


    Its:       Chief Executive Officer
              ----------------------------

Address for Notices:

300 Oceangate, Suite 500
Long Beach, CA 90802
Attention: General Counsel

                                   EXHIBIT "A"


                                   NETGATEWAY

                     ELECTRONIC COMMERCE SERVICES AGREEMENT


     THIS ELECTRONIC COMMERCE SERVICES AGREEMENT (this "AGREEMENT") is made effective as of the Acceptance Date set forth in the initial eCommerce Services Order Form (___________, 2000) accepted by Netgateway, a Nevada corporation ("NETGATEWAY"), and the subscriber identified below ("SUBSCRIBER").

PARTIES:

SUBSCRIBER NAME:
ADDRESS:

PHONE:
FAX:

NETGATEWAY
300 Oceangate, Suite 500
Long Beach, CA 90802
Phone:    (562) 308-0010
Fax:      (562) 308-0021

1. ELECTRONIC COMMERCE SERVICES.

   1.1 eCOMMERCE SERVICES. Subject to the terms and conditions of this Agreement, during the term of this Agreement, Netgateway will, through the Netgateway Internet Commerce Center-TM- (the "NETGATEWAY ICC") provide to Subscriber the services described in the eCommerce Services Order Form(s) (the "eCOMMERCE SERVICES ORDER FORM(S)") accepted by Netgateway, or substantially similar services if such substantially similar services would provide Subscriber with substantially similar benefits (the "eCOMMERCE SERVICES"). All such eCommerce Services Order Forms will be incorporated herein by this reference as of the Acceptance Date set forth in each such form. Netgateway and Subscriber have mutually agreed or will mutually agree upon the detailed final specifications (the "SPECIFICATIONS") for the eCommerce Services and the development timeline therefor, all of which are or will be set forth on the attached initial eCommerce Services Order Form, marked Exhibit "A", and by this reference made a part hereof.

   1.2 AVAILABILITY. eCommerce Services will be available to Subscriber for inquiry and order entry functions twenty-four (24) hours a day, seven (7) days a week. Netgateway reserves the right upon reasonable notice to Subscriber to limit or curtail holiday or weekend availability when necessary for system upgrades, adjustments, maintenance, or other operational considerations.

   1.3 ENHANCEMENTS. General enhancements to existing eCommerce Services provided hereunder, as well as new features that Netgateway incorporates into its standard commerce processing system, regardless of whether they are initiated by Netgateway or developed at the request of Subscriber or other subscribers, shall be made available to Subscriber at no additional cost. Any new features or services that may be developed by Netgateway during the term of this Agreement that Netgateway intends to offer to subscribers on a limited or optional basis may, at Netgateway' option, and subject to Subscriber's acceptance, be made available to Subscriber at Netgateway's then-current prices for such new features or services. Enhancements to existing eCommerce Services requested by Subscriber that benefit only Subscriber at the time such enhancements are put into service shall be billed to Subscriber at Netgateway's standard rates for programming. All enhancements to the eCommerce Services, and any new features or services introduced by Netgateway, shall remain the exclusive proprietary property of Netgateway.

   1.4 TRAINING. At no cost to Subscriber, Netgateway shall provide such onsite training and other assistance, as Netgateway deems necessary to assure that Subscriber's personnel are able to make effective use of the eCommerce Services. Onsite training shall take place at such times and places as are mutually agreeable to the parties hereto.

   1.5   SUBSCRIBER DATA.

   (a) SUBSCRIBER DATA. Subscriber will timely supply Netgateway, in a form acceptable to Netgateway, with all data necessary for Netgateway to perform the ongoing services to be provided hereunder. It is the sole responsibility of Subscriber to insure the completeness and accuracy of such data.

   (b) CONFIDENTIALITY. NETGATEWAY ACKNOWLEDGES THAT ALL RECORDS, DATA, FILES AND OTHER INPUT MATERIAL RELATING TO SUBSCRIBER ARE CONFIDENTIAL AND SHALL TAKE REASONABLE STEPS TO PROTECT THE CONFIDENTIALITY OF SUCH RECORDS, DATA, FILES AND OTHER MATERIALS. NETGATEWAY WILL PROVIDE REASONABLE SECURITY SAFEGUARDS TO LIMIT ACCESS TO SUBSCRIBER'S FILES AND RECORDS TO SUBSCRIBER AND OTHER AUTHORIZED PARTIES.

   (c) PROTECTION OF SUBSCRIBER FILES. Netgateway will take reasonable steps to protect against the loss or alteration of Subscriber's files, records and data retained by Netgateway, but Subscriber recognizes that events beyond the control of Netgateway may cause such loss or alteration. Netgateway will maintain backup file(s) containing all the data, files and records related to Subscriber. Subscriber's file(s), records and data shall, at no cost to Subscriber, be released to Subscriber on an occurrence that renders Netgateway unable to perform hereunder, or upon the termination of this Agreement as provided herein.

   (d) OWNERSHIP OF DATA. Netgateway acknowledges that all records, data, files and other input material relating to Subscriber and its customers are the exclusive property of the Subscriber.

2. FEES AND BILLING.

   2.1 FEES. Subscriber will pay all fees and amounts in accordance with the eCommerce Services Order Forms.

   2.2 BILLING COMMENCEMENT. Billing for eCommerce Services indicated in the eCommerce Services Order Forms, if any, other than the initial development fee, shall commence on the indicated in the eCommerce Services Order Forms (the "OPERATIONAL DATE"). The initial development fee will be due and payable in accordance with the terms of the eCommerce Services Order Form. In the event that Subscriber orders other eCommerce Services in addition to those listed in the initial eCommerce Services Order Form, billing for such services shall commence on the date Netgateway first provides such additional eCommerce Services to Subscriber or as otherwise agreed to by Subscriber and Netgateway in the applicable eCommerce Services Order Form.

   2.3 BILLING AND PAYMENT TERMS. Netgateway shall invoice Subscriber monthly in advance of the provision of eCommerce Services, and payment of such fees will be due within thirty (30) days of the date of each Netgateway invoice. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 1/2%) per month, or the highest rate allowed by applicable law, whichever is lower. If, in its reasonable judgment Netgateway determines that Subscriber is not creditworthy or is otherwise not financially secure, Netgateway may, upon prior written notice to Subscriber, modify the payment terms to require full payment before the provision of eCommerce Services or other assurances to secure Subscriber's payment obligations hereunder.

   2.4 TAXES, UTILITIES AND EXCLUSIONS. All charges shall be exclusive of any federal, state or local sales, use, excise, AD VALOREM or personal property taxes levied, or any fines, forfeitures or penalties assessed in connection therewith, as a result of this Agreement or the installation or use of eCommerce Services hereunder. Any such taxes that may be applicable will be paid by Subscriber or by Netgateway for Subscriber's account, in which case Subscriber shall reimburse Netgateway for amounts so paid. Netgateway shall provide burstible at one (1) megabit per second capacity bandwith for Subscriber's website at no additional charge. Should Subscriber need additional bandwidth, Netgateway will provide or make arrangements to provide such additional bandwidth and invoice Subscriber for such excess bandwidth and/or use beyond a one (1) megabit per second burstible line. Netgateway will provide traffic reports to Subscriber with respect to burstible capacity. Netgateway is not responsible for providing connectivity to Subscriber's offices.

3. SUBSCRIBER'S OBLIGATIONS.

   3.1 COMPLIANCE WITH LAW AND RULES AND REGULATIONS. Subscriber agrees that Subscriber will comply at all times with all applicable laws and regulations and Netgateway's general rules and regulations relating to its provision of eCommerce Services, currently included herein as Section 10, which may be updated and provided by Netgateway to Subscriber from time to time ("RULES AND REGULATIONS"). Subscriber acknowledges that Netgateway exercises no control whatsoever over the content contained in or passing through the Subscriber's web site or mall ("eCOMMERCE CENTERS"), and that it is the sole responsibility of Subscriber to ensure that the information it transmits and receives complies with all applicable laws and regulations.

   3.2 ACCESS AND SECURITY. Subscriber will be fully responsible for any charges, costs, expenses (other than those included in the eCommerce Services), and third party claims that may result from its use of, or access to, the Netgateway Internet Commerce Center-TM- or the eCommerce Centers, including, but not limited to, any unauthorized use or any access devices provided by Netgateway hereunder.

   3.3 NO COMPETITIVE SERVICES. Subscriber may not at any time permit any eCommerce Services to be utilized for the provision of any services that compete with any Netgateway services, without Netgateway's prior written consent.

   3.4   INSURANCE.

   (a) MINIMUM LEVELS. Subscriber will keep in full force and effect during the term of this Agreement: (i) comprehensive general liability insurance in an amount not less than $5 million per occurrence for bodily injury and property damage; (ii) employer's liability insurance in an amount not less than $1 million per occurrence; and (iii) workers' compensation insurance in an amount not less than that required by applicable law. Subscriber also agrees that it will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Subscriber's industries.

   (b) CERTIFICATES OF INSURANCE. Prior to the Operational Date, Subscriber will furnish Netgateway with certificates of insurance which evidence the minimum levels of insurance set forth above, and will notify Netgateway in writing in the event that any such insurance policies are cancelled.

   (c) NAMING NETGATEWAY AS AN ADDITIONAL INSURED. Subscriber agrees that prior to the Operational Date, Subscriber will cause its insurance provider(s) to name Netgateway as an additional insured and notify Netgateway in writing of the effective date thereof.

4. CONFIDENTIAL INFORMATION.

   4.1 CONFIDENTIAL INFORMATION. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("CONFIDENTIAL INFORMATION"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

   4.2 EXCEPTIONS. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

5. REPRESENTATIONS AND WARRANTIES.

   5.1   WARRANTIES BY SUBSCRIBER.

   (a) SUBSCRIBER'S BUSINESS. Subscriber represents and warrants that:

         (i) Subscriber's services, products, materials, data, and information used by Subscriber in connection with this Agreement as well as Subscriber's and its permitted customers' and users' use of the eCommerce Services (collectively, "SUBSCRIBER'S BUSINESS") does not as of the Operational Date, and will not during the term of this Agreement, operate in any manner that would violate any applicable law or regulation.

         (ii) Subscriber owns or has the right to use all material contained in the Subscriber's web site, including all text, graphics, sound, video, programming, scripts, and applets; and

         (iii) The use, reproduction, distribution, and transmission of the web site, or any information or materials contained in it does not (A) infringe or misappropriate any copyright, patent, trademark, trade secret, or any other proprietary rights of a third party; or (B) constitute false advertising, unfair competition, defamation, an invasion of privacy, or violate a right of publicity.

   (b) RULES AND REGULATIONS. Subscriber has read the Rules and Regulations (Section 10 below) and represents and warrants that Subscriber and Subscriber's Business are currently in full compliance with the Rules and Regulations, and will remain so at all times during the term of this Agreement.

   (c) BREACH OF WARRANTIES. In the event of any breach, or reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available at law or in equity, Netgateway will have the right immediately in Netgateway's reasonable discretion, to suspend any related eCommerce Services if deemed reasonably necessary by Netgateway to prevent any harm to Netgateway or its business.

   5.2   WARRANTIES AND DISCLAIMERS BY NETGATEWAY.

   (a) NO OTHER WARRANTY. THE eCOMMERCE SERVICES ARE PROVIDED ON AN "AS IS" BASIS, AND SUBSCRIBER'S USE OF THE eCOMMERCE SERVICES IS AT ITS OWN RISK. NETGATEWAY DOES NOT MAKE, AND HEREBY DISCLAIMS, ANY AND ALL OTHER EXPRESS AND/OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT AND TITLE, AND ANY WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE, OR TRADE PRACTICE. NETGATEWAY DOES NOT WARRANT THAT THE eCOMMERCE SERVICES WILL BE UNINTERRUPTED, ERROR-FREE, OR COMPLETELY SECURE.

   (b) DISCLAIMER OF ACTIONS CAUSED BY AND/OR UNDER THE CONTROL OF THIRD PARTIES. NETGATEWAY DOES NOT AND CANNOT CONTROL THE FLOW OF DATA TO OR FROM NETGATEWAY'S INTERNET COMMERCE CENTER AND OTHER PORTIONS OF THE INTERNET. SUCH FLOW DEPENDS IN LARGE PART ON THE PERFORMANCE OF INTERNET SERVICES PROVIDED OR CONTROLLED BY THIRD PARTIES. AT TIMES, ACTIONS OR INACTIONS CAUSED BY THESE THIRD PARTIES CAN PRODUCE SITUATIONS IN WHICH NETGATEWAY'S SUBSCRIBERS' CONNECTIONS TO THE INTERNET (OR PORTIONS THEREOF) MAY BE IMPAIRED OR DISRUPTED. ALTHOUGH NETGATEWAY WILL USE COMMERCIALLY REASONABLE EFFORTS TO TAKE ACTIONS IT DEEMS APPROPRIATE TO REMEDY AND AVOID SUCH EVENTS, NETGATEWAY CANNOT GUARANTEE THAT THEY WILL NOT OCCUR. ACCORDINGLY, NETGATEWAY DISCLAIMS ANY AND ALL LIABILITY RESULTING FROM OR RELATED TO SUCH EVENTS.

LIMITATIONS OF LIABILITY.

   6.1 EXCLUSIONS. IN NO EVENT WILL NETGATEWAY BE LIABLE TO ANY THIRD PARTY FOR ANY CLAIMS ARISING OUT OF OR RELATED TO THIS AGREEMENT, SUBSCRIBER'S BUSINESS OR OTHERWISE, AND ANY LOST REVENUE, LOST PROFITS, REPLACEMENT GOODS, LOSS OF TECHNOLOGY, RIGHTS OR SERVICES, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF DATA, OR INTERRUPTION OR LOSS OF USE OF SERVICE OR SUBSCRIBER'S BUSINESS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

   6.2 LIMITATIONS. NETGATEWAY, ITS AFFILIATES, EMPLOYEES, OFFICERS AND AGENTS SHALL NOT BE LIABLE TO SUBSCRIBER OR TO ANY THIRD PARTY FOR ANY LOSS OR DAMAGE, WHETHER DIRECT OR INDIRECT, RESULTING FROM DELAYS OR INTERRUPTIONS OF SERVICE DUE TO MECHANICAL ELECTRICAL OR WIRE DEFECTS OR DIFFICULTIES, STORMS, STRIKES, WALK-OUTS, EQUIPMENT OR SYSTEMS FAILURES, OR OTHER CAUSES OVER WHICH NETGATEWAY, ITS AFFILIATES, EMPLOYEES, OFFICERS, OR AGENTS AGAINST WHOM LIABILITY IS SOUGHT, HAVE NO REASONABLE CONTROL, OR FOR LOSS OR DAMAGE, DIRECT OR INDIRECT, RESULTING FROM INACCURACIES, ERRONEOUS STATEMENTS, ERRORS OF FACTS, OMISSIONS, OR ERRORS IN THE TRANSMISSION OR DELIVERY OF eCOMMERCE SERVICES, OR ANY DATA PROVIDED AS A PART OF THE eCOMMERCE SERVICES PURSUANT TO THIS AGREEMENT, EXCEPT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFULL MISCONDUCT OF NETGATEWAY. IN ADDITION, IN NO EVENT SHALL NETGATEWAY BE LIABLE TO SUBSCRIBER OR TO ANY THIRD PARTY FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSSES OR DAMAGES WHICH SUBSCRIBER OR SUCH THIRD PARTY MAY INCUR OR EXPERIENCE ON ACCOUNT OF ENTERING INTO OR RELYING ON THIS AGREEMENT OR UTILIZING THE NETGATEWAY eCOMMERCE SERVICES, REGARDLESS OF WHETHER NETGATEWAY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR WHETHER SUCH DAMAGES ARE CAUSED, IN WHOLE OR IN PART, BY THE NEGLIGENCE OF NETGATEWAY.

   6.3 MAXIMUM LIABILITY. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, NETGATEWAY'S MAXIMUM AGGREGATE LIABILITY TO SUBSCRIBER RELATED TO OR IN CONNECTION WITH THIS AGREEMENT WILL BE LIMITED TO THE TOTAL AMOUNT PAID BY SUBSCRIBER TO NETGATEWAY HEREUNDER FOR THE PERIOD CONSISTING OF THE PRIOR THREE
(3) FULL CALENDAR MONTHS.

   6.4 TIME FOR MAKING CLAIMS. ANY SUIT OR ACTION BY SUBSCRIBER AGAINST NETGATEWAY, ITS AFFILIATES, OFFICERS, DIRECTORS, AGENTS EMPLOYEES, SUCCESSORS OR ASSIGNS, BASED UPON ANY ACT OR OMISSION ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR SERVICES PERFORMED HEREUNDER, OR ANY ALLEGED BREACH THEREOF, SHALL BE COMMENCED WITHIN TWO (2) YEARS OF THE FIRST OCCURRENCE GIVING RISE TO SUCH CLAIM OR BE FOREVER BARRED. THIS PROVISION DOES NOT MODIFY OR OTHERWISE AFFECT THE LIMITATION OF NETGATEWAY'S LIABILITY SET FORTH IN SECTION 6 OR ELSEWHERE IN THIS AGREEMENT.

   6.5 SUBSCRIBER'S INSURANCE. Subscriber agrees that it will not pursue any claims against Netgateway for any liability Netgateway may have under or relating to this Agreement until Subscriber first makes claims against Subscriber's insurance provider(s) and such insurance provider(s) finally resolve(s) such claims.

   6.6 BASIS OF THE BARGAIN; FAILURE OF ESSENTIAL PURPOSE. Subscriber acknowledges that Netgateway has set its prices and entered into this Agreement in reliance upon the limitations of liability and the disclaimers of warranties and damages set forth herein, and that the same form an essential basis of the bargain between the parties. The parties agree that the limitations and exclusions of liability and disclaimers specified in this Agreement will survive and apply even if found to have failed of their essential purpose.

7. INDEMNIFICATION.

   7.1 NETGATEWAY'S INDEMNIFICATION OF SUBSCRIBER. Netgateway will indemnify, defend and hold Subscriber harmless from and against any and all costs, liabilities, losses, and expenses (including, but not limited to, reasonable attorneys' fees) (collectively, "LOSSES") resulting from any claim, suit, action, or proceeding (each, an "ACTION") brought against Subscriber alleging the infringement of any third party registered U.S. copyright or issued U.S. patent resulting from the provision of eCommerce Services pursuant to this Agreement (but excluding any infringement contributorily caused by Subscriber's Business).

   7.2 SUBSCRIBER'S INDEMNIFICATION OF NETGATEWAY. Subscriber will indemnify, defend and hold Netgateway, its affiliates and customers harmless from and against any and all Losses resulting from or arising out of Subscriber's breach of any provision of this Agreement or any Action brought against Netgateway, its directors, employees, affiliates or Subscribers alleging with respect to the Subscriber's Business: (a) infringement or misappropriation of any intellectual property rights; (b) defamation, libel, slander, obscenity, pornography or violation of the rights of privacy or publicity; (c) spamming, or any other offensive, harassing or illegal conduct or violation of the Rules and Regulations; or (d) any violation of any other applicable law or regulation.

   7.3 NOTICE. Each party will provide the other party, prompt written notice of the existence of any Loss or Action described in this Section 7 of which it becomes aware, and an opportunity to participate in the defense thereof.

8. DISPUTE RESOLUTION.

   8.1 PROCEDURES. It is the intent of the parties that all disputes arising under this Agreement be resolved expeditiously, amicably, and at the level within each party's organization that is most knowledgeable about the disputed issue. The parties understand and agree that the procedures outlined in this
Section 8 are not intended to supplant the routine handling of inquiries and complaints through informal contact with customer service representatives or other designated personnel of the parties. Accordingly, for purposes of the procedures set forth in this Section 8, "DISPUTE" means a disagreement that the parties have been unable to resolve by the normal and routine channels ordinarily used for such matters. Before any dispute arising under this Agreement, other than as provided in Section 8.5 below, may be submitted to arbitration, the parties shall first follow the informal and escalating procedures set forth below.

   (a) The complaining party's representative will notify the other party's representative in writing of the dispute, and the non-complaining party will exercise good faith efforts to resolve the matter as expeditiously as possible.

   (b) In the event that such matter remains unresolved thirty (30) days after the delivery of the complainant party's written notice, a senior representative of each party shall meet or confer within ten (10) business days of a request for such a meeting or conference by either party to resolve such matter.

   (c) In the event that the meeting or conference specified in (b) above does not resolve such matter, the senior officer of each party shall meet or confer within ten (10) business days of the request for such a meeting or conference by either party to discuss and agree upon a mutually satisfactory resolution of such matter.

   (d) If the parties are unable to reach a resolution of the dispute after following the above procedure, or if either party fails to participate when requested, the parties may proceed in accordance with Section 8.2 below.

   8.2 BINDING ARBITRATION. Except as provided in Section 8.5 below, any dispute arising under this Agreement shall, after utilizing the procedures in Section 8.1, be resolved by final and binding arbitration in Los Angeles, California, before a single arbitrator selected by, and in accordance with the rules of commercial arbitration of, the American Arbitration Association or as otherwise provided in Section 11.6. Each party shall bear its own costs in the arbitration, including attorneys' fees, and each party shall bear one-half of the cost of the arbitrator.

   8.3 ARBITRATOR'S AUTHORITY. The arbitrator shall have the authority to award such damages as are not prohibited by this Agreement and may, in addition and in a proper case, declare rights and order specific performance, but only in accordance with the terms of this Agreement.

   8.4 ENFORCEMENT OF ARBITRATOR'S AWARD. Any Party may apply to a court of general jurisdiction to enforce a arbitrator's award, and if enforcement is ordered, the party against which the order is issued shall pay the costs and expenses of the other party in obtaining such order, including responsible attorneys' fees.

   8.5 ACCESS TO COURTS. Notwithstanding the provisions of Sections 8.1 and 8.2 above, any action by Netgateway to enforce its rights under Section 10.3 of this Agreement or to enjoin any infringement of the same by Subscriber may, at Netgateway election, be commenced in the state of federal courts of Los Angeles, California, and Subscriber consents to personal jurisdiction and venue in such courts for such actions.

9. TERM AND TERMINATION.

   9.1 TERM. This Agreement will be effective on the Acceptance Date and will terminate three (3) years ("INITIAL TERM") after such date, unless earlier terminated according to the provisions of this Section 9. This Agreement will automatically renew for an additional term of three (3) years unless a party hereto elects not to so renew and notifies the other party in writing of such election by a date, which is six (6) months prior to the lapse of the Initial Term.

   9.2 TERMINATION. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after receipt of written notice from Netgateway; (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

   9.3 NO LIABILITY FOR TERMINATION. Neither party will be liable to the other for any termination or expiration of this Agreement in accordance with its terms.

   9.4 EFFECT OF TERMINATION. Upon the effective date of expiration or termination of this Agreement: (a) Netgateway will immediately cease providing the eCommerce Services; (b) any and all payment obligations of Subscriber under this Agreement will become due immediately; and (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information except as required to comply with any applicable legal or accounting record keeping requirement.

   9.5 SURVIVAL. The following provisions will survive any expiration or termination of the Agreement: Sections 2, 3, 4, 5, 6, 7, 8, 9, 10, 11.3, 11.4,
11.5 and 11.6.

10. USE OF eCOMMERCE SERVICES - RULES AND REGULATIONS.

   10.1 PROPRIETARY SYSTEMS. Subscriber acknowledges that the software systems utilized by Netgateway in the provision of eCommerce Services hereunder, including all enhancements thereto, and all screens and formats used in connection therewith are the exclusive proprietary property of Netgateway, and Subscriber shall not publish, disclose, display, provide access to or otherwise make available any Netgateway eCommerce software or products thereof, or any screens, formats, reports or printouts used, provided, produced or supplied from or in connection therewith, to any person or entity other than an employee of Subscriber without the prior written consent of, and on terms acceptable to Netgateway, which consent shall not be unreasonably withheld; provided, however, that Subscriber may disclose to a governmental or regulatory agency or to customers of Subscriber any information expressly prepared and acknowledge in writing by Netgateway as having been prepared for disclosure to such governmental or regulatory agency or to such customers.

   10.2 USE OF SERVICES PERSONAL TO SUBSCRIBER. Subscriber agrees that it will use the services provided hereunder only in connection with its eCommerce business, and it will not, without the express written permission of Netgateway, sell, lease, or otherwise provide or make available eCommerce Services to any third party.

   10.3 SURVIVAL OF OBLIGATIONS. The obligations of this Section 10 shall survive termination of this Agreement. Subscriber understands that the unauthorized publication or disclosure of any of Netgateway' software or copies thereof, or the unauthorized use of eCommerce Services would cause irreparable harm to Netgateway for which there is no adequate remedy at law. Subscriber therefore agrees that in the event of such unauthorized disclosure or use, Netgateway may, at its discretion and at Subscriber's expense, terminate this Agreement, obtain immediate injunctive relief in a court of competent jurisdiction, or take such other steps as it deems necessary to protect its rights. If Netgateway, in its reasonable, good faith judgement, determines that there is a material risk of such unauthorized disclosure or use, it may demand immediate assurances, satisfactory to Netgateway, that there will be no such unauthorized disclosure or use. In the absence of such assurance, Netgateway may immediately terminate this Agreement and take such other steps as it deems necessary. The rights of Netgateway hereunder are in addition to any other remedies provided by law or in equity.

11. MISCELLANEOUS PROVISIONS.

   11.1 FORCE MAJEURE. Except for the obligation to pay money, neither party will be liable for any failure or delay in its performance under this Agreement due to any cause beyond its reasonable control, including act of war, acts of God, earthquake, flood, embargo, riot, sabotage, labor shortage or dispute, governmental act or failure of the Internet, provided that the delayed party:
(a) gives the other party prompt notice of such cause, and (b) uses its reasonable commercial efforts to correct promptly such failure or delay in performance.

   11.2 NO LEASE. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property. Subscriber acknowledges and agrees that (i) it has been granted only a license to use the Netgateway ICC and any equipment provided by Netgateway in accordance with this Agreement, (ii) Subscriber has not been granted any real property interest in the Netgateway ICC, and (iii) Subscriber has no rights as a tenant or otherwise under any real property or landlord/tenant laws, regulations, or ordinances.

   11.3 MARKETING; PROMOTIONAL MATERIALS; PRESS RELEASES.

   (a) Subscriber shall not disclose Subscriber's use of eCommerce Services in any advertising or promotional materials or any public disclosure without the prior written consent to such use, and approval of such disclosure, by Netgateway. Subscriber agrees that Netgateway and its affiliates may refer to Subscriber by any of Subscriber's trade names, trademarks and other identifiable marks, and may briefly describe Subscriber's Business and the nature of any services provided by Netgateway to Subscriber, in Netgateway's and its affiliates' marketing materials, press releases and web sites.

   (b) Netgateway (or its parent company, Netgateway, Inc.) shall have the right to inform its customers and the public via press release that Netgateway has entered into this Agreement or any eCommerce Services Order Form, as applicable, with Subscriber; provided, however, that any such press release or public statement shall not be issued without the prior written approval of Subscriber, which approval shall not be unreasonably withheld; and provided, further, that Subscriber shall notify Netgateway of its decision to approve, or not approve, such a release or statement within three (3) business days after receiving a request for approval from Netgateway or will thereafter have automatically been deemed to have approved such release or statement by virtue of having not informed Netgateway of Subscriber's decision within such period. The provisions of this Section 11.3(b) shall apply only to announcements and press releases relating to Netgateway and Subscriber entering into this Agreement and any eCommerce Services Order Forms, and shall not apply to other announcements or press releases of a more general nature which may include references to Subscriber, Subscriber's Business or the nature of any services provided by Netgateway to Subscriber, as permitted by Section 11.3(a) hereof.

   (c) Subscriber hereby grants Netgateway and its affiliates a license to use any Subscriber trade names, trademarks and other identifiable marks solely in connection with the rights granted to Netgateway and its affiliates pursuant to this Section 11.3. The provisions of this Section 11.3 shall apply separately to this Agreement and each eCommerce Services Order Form entered into between Netgateway and Subscriber.

   11.4 GOVERNMENT REGULATIONS. Subscriber will not export, re-export, transfer, or make available, whether directly or indirectly, any regulated item or information to anyone outside the U.S. in connection with this Agreement without first complying with all export control laws and regulations which may be imposed by the U.S. Government and any country or organization of nations within whose jurisdiction Subscriber operates or does business.

   11.5 NON-SOLICITATION. During the period beginning on the Operational Date and ending on the first anniversary of the termination or expiration of this Agreement (including any extensions hereof) in accordance with its terms, Subscriber agrees that it will not, and will ensure that its affiliates do not, directly or indirectly, solicit or attempt to solicit for employment any persons employed by Netgateway or its affiliates during such period.

   11.6 GOVERNING LAW; SEVERABILITY; WAIVER. This Agreement is made under and will be governed by and construed in accordance with the laws of the State of California (without regard to that body of law controlling conflicts of law) and specifically excluding from application to this Agreement that law known as the United Nations Convention on the International Sale of Goods. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect. The waiver of any breach or default of this Agreement will not constitute a waiver of any subsequent breach or default, and will not act to amend or negate the rights of the waiving party.

   11.7 ASSIGNMENT; NOTICES. Subscriber may not assign its rights or delegate its duties under this Agreement either in whole or in part without the prior written consent of Netgateway, except that Subscriber may assign this Agreement in whole as part of a corporate reorganization, consolidation, merger, or sale of substantially all of its assets. Any attempted assignment or delegation without such consent will be void. Netgateway may assign this Agreement in whole or part. This Agreement will bind and inure to the benefit of each party's successors and permitted assigns. Any notice or communication required or permitted to be given hereunder shall be in writing to the applicable address or facsimile number provided on the first page of this Agreement or to such other address or facsimile number as may hereafter be furnished in writing by either party hereto to the other, and shall be deemed duly delivered: (i) upon delivery, if delivered by hand or by overnight courier; (ii) upon confirmation of a facsimile transmission or (iii) three (3) business days after mailed by registered or certified U.S. mail, return receipt requested, postage prepaid.

   11.8 RELATIONSHIP OF PARTIES. Netgateway and Subscriber are independent contractors and this Agreement will not establish any relationship of partnership, joint venture, employment, franchise or agency between Netgateway and Subscriber. Neither Netgateway nor Subscriber will have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent, except as otherwise expressly provided herein.

   11.9 ENTIRE AGREEMENT; COUNTERPARTS. This Agreement, including all documents incorporated herein by reference, constitutes the complete and exclusive agreement between the parties with respect to the subject matter hereof, and supersedes and replaces any and all prior or contemporaneous discussions, negotiations, understandings and agreements, written and oral, regarding such subject matter. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.


Subscriber's and Netgateway's authorized representatives have read the foregoing and all documents incorporated therein and agree and accept such terms effective as of the date first above written.



SUBSCRIBER

Signature:   ______________________________________


Print Name:  ______________________________________


Title:       ______________________________________


NETGATEWAY

Signature:   ______________________________________

Print Name:  ______________________________________

Title:       ______________________________________

                                   EXHIBIT "A"


                                   NETGATEWAY
                          ECOMMERCE SERVICES ORDER FORM


Subscriber Name:
Form Date:
FORM NO.:                    001



GENERAL INFORMATION:

1. By submitting this eCommerce Services Order Form ("FORM") to Netgateway, Subscriber hereby places an order for the eCommerce Services described herein pursuant to the terms and conditions of this Form and the Electronic Commerce Services Agreement between Subscriber and Netgateway (the "ECS AGREEMENT"). It is expressly acknowledged by the parties hereto that the terms and conditions of the ECS Agreement specifically apply to this Form.

2. Netgateway will provide the eCommerce Services pursuant to the terms and conditions of the ECS Agreement, which incorporates this Form. The terms of this Form supersede, and by accepting this Form, Netgateway hereby rejects, any conflicting or additional terms provided by Subscriber in connection with Netgateway's provision of the eCommerce Services. If there is a conflict between this Form and any other Form provided by Subscriber and accepted by Netgateway, the Form with the latest date will control.

3. Netgateway will not be bound by or required to provide eCommerce Services pursuant to this Form or the ECS Agreement until each is signed by an authorized representative of Netgateway.




TERMS AND CONDITIONS:

1. PROJECT SPECIFICATIONS. A Statement of Work setting forth project specifications and a description of the eCommerce Services to be provided (the "Statement of Work") is attached hereto as Schedule 1 and incorporated herein by this reference. The Statement of Work may be supplemented by written functional specifications, which specifications shall be executed by Subscriber and Netgateway in writing and attached to the Statement of Work, and shall become a part of this Form as if fully set forth herein. In the event of a discrepancy or inconsistency between the Statement of Work and any such functional specifications, the most recently executed functional specifications shall control.

2. DEVELOPMENT TIMELINE. Development of the eCommerce Services shall be completed in accordance with the terms of the Statement of Work.

3. DEVELOPMENT FEES; ADDITIONAL FEES. The development fees for the eCommerce Services shall be as set forth on the Statement of Work, and shall be payable in accordance with the terms set forth thereon. Additional fees, including without limitation, monthly hosting fees, content update fees and enhancement fees, shall be as set forth on the Statement of Work, and shall be paid in accordance with Netgateway's customary trade credit terms.



     SUBSCRIBER HAS READ, UNDERSTANDS AND HEREBY SUBMITS THIS ECOMMERCE SERVICES ORDER FORM.


Submitted By:                              Operational Date:
             -----------------------                        --------------------
              (AUTHORIZED SIGNATURE)

Print Name:
             -----------------------

Title:
             -----------------------



                              NETGATEWAY ACCEPTANCE



--------------------------------           Acceptance Date:
(AUTHORIZED SIGNATURE)                                     ---------------------


                                     Page 2